Exhibit 99.1
CASELLA WASTE SYSTEMS, INC. ANNOUNCES RESUMPTION OF OFFERING OF NEW YORK STATE ENVIRONMENTAL FACILITIES CORPORATION SOLID WASTE DISPOSAL REVENUE BONDS
August 5, 2020
RUTLAND, Vermont, August 5, 2020 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has resumed the previously announced offering of up to $40.0 million aggregate principal amount of New York State Environmental Facilities Corporation (the “Issuer”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2020R-1 (the “Bonds”) to be issued under an indenture between the Issuer and the bond trustee (the “Indenture”). The consummation of the previously announced offering of the Bonds was delayed from the originally anticipated issuance date of March 26, 2020 due to market conditions in the bond market related to the COVID-19 pandemic.
The Bonds will be guaranteed under a Guaranty (the “Guaranty”) by substantially all of Casella’s subsidiaries (the “Guarantors”), as required by the terms of the Loan Agreement between the Issuer and Casella (the "Loan Agreement") pursuant to which the Issuer will loan the proceeds of the Bonds to Casella. Casella intends to use the net proceeds of the Bonds to finance and/or reimburse Casella for certain costs of certain capital projects in the State of New York.
The principal amount, the exact terms and the timing of the offering of the Bonds will depend upon market conditions and other factors. There can be no assurance that the offering of the Bonds will be completed.
One or more additional tranches of New York State Environmental Facilities Corporation Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2020, in the aggregate principal amount which, together with the Bonds, does not exceed $75.0 million (the “Additional Bonds”), may be issued under the Indenture in the future, subject to the terms and conditions of the Indenture, market conditions and other factors. The Bonds will not be a general obligation of the Issuer and will not constitute indebtedness of or a charge against the general credit of the Issuer. The Bonds will not be a debt of the State of New York and will be payable solely from amounts received from Casella under the terms of the Loan Agreement and from the Guarantors under the Guaranty.
Pursuant to the announced offering, the Bonds will be offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Safe Harbor Statement
Certain matters discussed in this press release, including, among others, the statements regarding the offering of the Bonds, the offering of Additional Bonds (if any) and Casella’s expectations regarding the use of proceeds of the Bonds, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the offering of the Bonds, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the fiscal year ended December 31, 2019 and in Casella’s Form 10-Q for the quarterly period ended June 30, 2020. There can be no assurance that Casella will be able to complete the offering of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com
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